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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted the following material to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
Published by Global Strategy Group [?] · 19 hrs ·

Bill Ackman spoke with Bloomberg about ADP's need to adapt to avoid losing ground to more innovative competitors and Pershing Square's plan to help ADP do just that.

Learn about how you can make your vote count here https://adpascending.com/ and make sure you #VoteGOLD



Ackman Says He Won't Compromise in Board Battle With ADP

Bill Ackman said a settlement with Automatic Data Processing Inc. is "unlikely" as the activist investor defended his track record amid repeated attacks by the company's...

BLOOMBERG.COM

ADP Ascending Published by Global Strategy Group !?I · 4 hrs · 0 As its competition innovates, ADP mus.t do the same to avoid losing ground. Unfortunately, AD P’s current plan is more of the same. Bill Ackman was on Yahoo Finance TV to talk about Pershing Square’s plan to set ADP on the right course. How Bill Ackinan’s battle with ADP differs from his other activist campaigns In his activist campaigns, Pershing Square Capital’s Bill Ackman typically tries to appeal to institutional investors. With ADP, he’ll have to take a different approach. FINANCE.YAHOO.COM

ADP Ascending Published by Global Strategy Group l?] 12 mins ● 0 Read our fourth question for ADP below. We’ve released four questions for ADP and the company hasn’t answered any of them. Shareholders deserve an answer to these pressing questions about how the company is going to address its inefficiencies. Learn about how ADP can improve at https://adpascending.com/ Your vote is important Vote the GOLD Proxy Card Today. Question: Competitors like Workday, Ultimate Software and Ceridian’s OayfOJce have taken S<Jb~nlial mar1<et share at the expense or ADP. despite ADP spendi”Q signitlcanuy more on R&O. Why doesn’t ADP have a bes t-Jn.class product for the Enterprise market?

Pershing Square posted the following material to their Twitter page relating to the Company:

ADP Ascending @ADPascending ICYMI: @BillAckman met with @Bloomberg to talk about $ADP’s opportunity and PSCM’s webcast for shareholders Ackman Says He Won’t Compromise in Board Battle With A ... Bill Ackman said a settlement with Automatic Data Processing Inc. is “unlikely” as the activist investor defended his track record amid repeated attacks by the company’s management and board. bloomberg.com 4:00 PM - 16 Oct 2017 1 Retweet 1 Like

ADP Ascending @ADPascending Our fourth question for $ADP is out. Check it out and remember to #VoteGOLD to help ADP improve. Your vote is important Vote the GOLD Proxy Card Today. Question: Competitors like Workday, Ultimate Software and Ceridian’s Dayforce have taken substantial market share at the expense of ADP, despite ADP spending significantly more on R&D. Why doesn’t ADP have a best-in-class product for the Enterprise market?

ADP Ascending ADP ASCENDING @ADPascending We want to help ADP improve customer service, invest in tech and increase efficiency. Help us and #VoteGOLD today How to Vote GOLD tor The Nominees tor AOP’s Transforma... youtube.com 9:00 AM - 17 Oct 2017 1